UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2012

Alternate Energy Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-53451	20-5689191
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

911 E. Winding Creek Dr., Suite 150, Eagle, Idaho 83616
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 208-939-9311

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On April 23, 2012, Alternate Energy Holdings, Inc. (“AEHI”), Vital Funds, Inc. (“Vital”) and Jay M. Starr (“Escrow Agent”) entered into a Letter of Termination (the “Termination Letter”) with respect to their Financial Instrument Service Agreement dated March 19, 2012 (the “Financial Services Agreement”).  Pursuant to the Termination Letter, AEHI and Vital agreed to the termination of the Financial Services Agreement and the Escrow Agent agreed to return to AEHI the sum of $2,552,042 of the $2,575,000 initial fee deposited into escrow.  The $22,985 difference represents the $10,000 escrow fee and up to $1,000 as reimbursement of escrow costs, each retained by the Escrow Agent and the sum of $11,958 previously refunded to AEHI on April 2, 2012.  AEHI received the $2,552,042 on April 24, 2012.

By virtue of the termination of the Financial Services Agreement, Vital is no longer obligated to procure the Bank Guarantee which is the subject of the Project Funding Agreement (the “Funding Agreement”) that AEHI entered into with Swiss Asset manager on March 19, 2012.  Consequently, the Funding Agreement is effectively terminated.

The Registrant plans to file the Termination Letter as an Exhibit with its Form 10-Q for the quarter ended March 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERNATE ENERGY HOLDINGS, INC

Date: April 26, 2012	By:	/s/ Donald L. Gillispie
Donald L. Gillispie President, Chief Executive Officer and Director